Exhibit 99.1

EVO Reports First Quarter 2021 Results

ATLANTA--(BUSINESS WIRE)--May 6, 2021--EVO Payments, Inc. (NASDAQ: EVOP) (“EVO” or the “Company”) today announced its first quarter 2021 financial results. For the first quarter ended March 31, 2021, reported revenue was $106.2 million compared to $111.2 million in the prior year, a decrease of 4%. On a currency neutral basis, revenue for the first quarter decreased 6%. On a GAAP basis for the quarter ended March 31, 2021, net loss was $2.8 million compared to a net loss of $13.6 million in the prior year. Adjusted EBITDA increased 7% to $33.7 million for the quarter, and on a currency neutral basis, adjusted EBITDA increased 6%.

“I’m pleased with the financial performance we demonstrated in the first quarter,” said James G. Kelly, Chief Executive Officer of EVO. “While our results still reflect the impact of the COVID-19 pandemic, in recent months, we have seen significant improvements in economic activity and card utilization, which has had a positive impact on our payment volumes. As our markets continue to recover and global travel resumes, we are well-positioned to grow our business, both organically and through M&A.”

Outlook

We continue to expect 2021 full-year GAAP revenue to range from $483 million to $491 million, representing growth of 10% to 12% over 2020 results. On a GAAP basis, net income is expected to range from $16 million to $24 million compared to a net loss of $4 million in 2020. Adjusted EBITDA is expected to range from $170 million to $176 million, reflecting growth of 16% to 20% over 2020 adjusted EBITDA. The adjusted EBITDA margin is expected to range from 35.4% to 35.9%, reflecting expansion of 200 to 250 basis points over the 2020 EBITDA margin.

Conference Call

EVO’s management will host a conference call for investors at 8:00 a.m. Eastern Time on Thursday, May 6, 2021 to discuss the results. Participants may register for the conference call via the investor relations section of the Company’s website at investor.evopayments.com or at http://www.directeventreg.com/registration/event/8281959. A recording of the call will be archived on the Company's investor relations website following the live call.

Additional Resources

To assist in understanding the impact COVID-19 is having on our business, the Company has posted a summary of its recent payment volume trends on its investor relations website at https://investor.evopayments.com/1Q21paymentvolume.

Forward-Looking Statements

This release and the accompanying earnings conference call contain statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are often identified by words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current beliefs, assumptions, estimates, and expectations, taking into account the information currently available to us, and are not guarantees of future results or performance. Forward-looking statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include the following: (1) the continuing impact of the COVID-19 pandemic on our business and our merchants, including the impact of social distancing, shelter-in-place, shutdowns of non-essential businesses and similar measures imposed or undertaken by governments; (2) our ability to anticipate and respond to changing industry trends and the needs and preferences of our customers and consumers; (3) the impact of substantial and increasingly intense competition; (4) the impact of changes in the competitive landscape, including disintermediation from other participants in the payments chain; (5) the effects of global economic, political, market, health and other conditions, including the impact of the COVID-19 pandemic; (6) our compliance with governmental regulations and other legal obligations, particularly related to privacy, data protection, information security, and consumer protection laws; (7) our ability to protect our systems and data from continually evolving cybersecurity risks or other technological risks; (8) failures in our processing systems, software defects, computer viruses, and development delays; (9) degradation of the quality of the products and services we offer, including support services; (10) risks associated with our ability to successfully complete, integrate and realize the expected benefits of acquisitions; (11) continued consolidation in the banking and payment services industries, including the impact of the combination of Banco Popular and Grupo Santander and the related bank branch consolidation; (12) increased customer, referral partner, or sales partner attrition; (13) the incurrence of chargebacks; (14) failure to maintain or collect reimbursements; (15) fraud by merchants or others; (16) the failure of our third-party vendors to fulfill their obligations; (17) failure to maintain merchant and sales relationships or financial institution alliances; (18) ineffective risk management policies and procedures; (19) our inability to retain smaller-sized merchants and the impact of economic fluctuations on such merchants, (20) damage to our reputation, or the reputation of our partners; (21) seasonality and volatility; (22) our inability to recruit, retain and develop qualified personnel; (23) geopolitical and other risks associated with our operations outside of the United States; (24) any decline in the use of cards as a payment mechanism or other adverse developments with respect to the card industry in general; (25) increases in card network fees; (26) failure to comply with card networks requirements; (27) a requirement to purchase the equity interests of our eService subsidiary in Poland held by our JV partner; (28) changes in foreign currency exchange rates; (29) future impairment charges; (30) risks relating to our indebtedness, including our ability to raise additional capital to fund our operations on economized terms or at all and exposure to interest rate risks; (31) the planned phase out of LIBOR and the transition to other benchmarks; (32) restrictions imposed by our credit facilities and outstanding indebtedness; (33) participation in accelerated funding programs; (34) failure to enforce and protect our intellectual property rights; (35) failure to comply with, or changes in, laws, regulations and enforcement activities, including those relating to corruption, anti-money laundering, data privacy, and financial institutions; (36) impact of new or revised tax regulations; (37) legal proceedings; (38) our dependence on distributions from EVO Investco LLC to pay our taxes and expenses, including certain payments to the Continuing LLC Owners (as defined in our public filings) and, in the event that any tax benefits are disallowed, our inability to be reimbursed for payments made to the Continuing LLC Owners; (39) our organizational structure, including benefits available to the Continuing LLC Owners that are not available to holders of our Class A common stock to the same extent; (40) the risk that we could be deemed an investment company under the Investment Company Act of 1940, as amended; (41) the significant influence the Continuing LLC Owners continue to have over us, including control over decisions that require the approval of stockholders; (42) certain provisions of Delaware law and antitakeover provisions in our organizational documents could delay or prevent a change of control; (43) certain provisions in our organizational documents, including those that provide Delaware as the exclusive forum for litigation matters and that renounce the doctrine of corporate opportunity; (44) our ability to maintain effective internal control over financial reporting and disclosure controls and procedures; (45) changes in our stock price, including relating to downgrades, analyst reports, and future sales by us or by existing stockholders; and (46) the other risks and uncertainties included from time to time in our filings with the SEC, including those listed under “Risk Factors” contained in Part I of our Annual Report on Form 10-K for the year ended December 31, 2020.

We qualify any forward-looking statements entirely by the cautionary factors listed above, among others. Other risks, uncertainties and factors, not listed above, could also cause our actual results to differ materially from those projected in any forward-looking statements we make. We assume no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP financial measures

EVO Payments, Inc. has supplemented revenue, segment profit, net income (loss), earnings per share information and weighted average common shares determined in accordance with GAAP by providing these and other measures on an adjusted basis in this release. The non-GAAP financial measures presented herein should not be considered in isolation of, as a substitute for, or superior to, financial information prepared in accordance with GAAP, and such measures may not be comparable to those reported by other companies. Management uses these adjusted financial performance measures for financial and operational decision making and as a means to facilitate period-to-period comparisons. Management also uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. The Company believes that these adjusted measures provide useful information to investors about the Company’s ongoing underlying operating performance and enhance the overall understanding of financial performance of the Company’s core business by presenting the Company’s results without giving effect to equity-based compensation and costs related to transition, acquisition and integration matters, and giving effect to a normalized effective tax rate for the Company. This release also contains information on various financial measures presented on a currency-neutral basis. The Company believes these currency-neutral measures provide useful information to investors about the Company’s performance by excluding fluctuations caused solely by movements in currency exchange rates in the non-U.S. jurisdictions where the Company operates. Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure are included in the schedules to this release.

Among other non-GAAP financial measures presented, this release contains a presentation of our adjusted EBITDA and adjusted net income, and adjusted net income per share information. These measures do not purport to be an alternative to cash flows from operating activities as a measure of liquidity, and are not intended to be a measure of free cash flow available for management’s discretionary use as they do not consider certain cash requirements such as tax payments and, in the case of adjusted EBITDA, interest payments and debt service requirements. Further, adjusted EBITDA does not purport to be an alternative to net income as a measure of operating performance. These measures, or measures similar to them, are frequently used by analysts, investors and other interested parties to evaluate companies in the industry. Adjusted EBITDA is defined as net income (loss) before provision for income taxes, net interest expense, and depreciation and amortization, excluding the impact of net income attributable to non-controlling interests in consolidated entities (including related depreciation and amortization), share-based compensation, gain (loss) on investment in equity securities, and transition, acquisition and integration costs. Adjusted net income is defined as net income (loss) adjusted to exclude income taxes, the impact of net income attributable to non-controlling interests in consolidated entities (including related depreciation and amortization), share-based compensation, gain (loss) on investment in equity securities, transition, acquisition and integration costs, and amortization of acquisition intangibles and subsequently adjusted to give effect to a normalized tax rate for the Company. The calculation of adjusted EBITDA and adjusted net income have limitations as analytical tools, including: (a) they do not reflect the Company’s cash expenditures, or future requirements for capital expenditures or contractual commitments; (b) they do not reflect changes in, or cash requirements for, the Company’s working capital needs; (c) in the case of adjusted EBITDA, it does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on the Company’s indebtedness; (d) they do not reflect the Company’s tax expense or the cash requirements to pay the Company’s taxes; and (e) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements. Adjusted net income per share is defined as adjusted net income divided by pro forma weighted average shares. Pro forma weighted average shares is defined as GAAP common weighted average shares (equal to our weighted average Class A common shares) plus, our weighted average Class B common shares, weighted average Class C common shares, weighted average Class D common shares, dilutive equity awards measured under the treasury stock method, and weighted average preferred shares. Weighted average preferred shares is defined as the weighted average shares of Class A common stock issuable upon conversion of the Company’s Series A convertible preferred stock.

Net Debt to Adjusted EBITDA ratio is a non-GAAP measure defined as total long-term debt less available cash (cash on the balance sheet less certain merchant settlement account balances and merchant reserves) divided by the trailing twelve month Adjusted EBITDA. This ratio is frequently used by investors, and management believes this measure provides relevant and useful information.

About EVO Payments, Inc.

EVO Payments, Inc. (NASDAQ: EVOP) is a leading payment technology and services provider. EVO offers an array of innovative, reliable, and secure payment solutions to merchants ranging from small and mid-size enterprises to multinational companies and organizations across the globe. As a fully integrated merchant acquirer and payment processor in over 50 markets and 150 currencies worldwide, EVO provides competitive solutions that promote business growth, increase customer loyalty, and enhance data security in the international markets it serves.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 1 - Condensed Consolidated Statements of Operations (unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2021	2020	% change

Revenue	$106,180	$111,169	(4%)
Operating expenses:
Cost of services and products	17,127	23,129	(26%)
Selling, general and administrative	60,398	72,303	(16%)
Depreciation and amortization	20,926	21,424	(2%)
Total operating expenses	98,451	116,856	(16%)
Income (loss) from operations	7,729	(5,687)	NM
Other income (expense):
Interest income	241	413	(42%)
Interest expense	(6,098)	(9,867)	38%
(Expense) income from investment in unconsolidated investees	(163)	40	NM
Loss on investment in equity securities	(240)	-	NM
Other income (expense), net	238	(49)	NM
Total other expense	(6,022)	(9,463)	36%
Income (loss) before income taxes	1,707	(15,150)	NM
Income tax (expense) benefit	(4,530)	1,580	NM
Net loss	(2,823)	(13,570)	79%
Less: Net income attributable to non-controlling interests in consolidated entities	1,068	1,039	3%
Less: Net loss attributable to non-controlling interests of EVO Investco, LLC	(3,049)	(9,801)	69%
Net loss attributable to EVO Payments, Inc.	(842)	(4,808)	82%
Less: Accrual of redeemable preferred stock paid-in-kind dividends	2,382	-	NM
Net loss attributable to Class A common stock	$(3,224)	$(4,808)	33%

Earnings per share
Basic	($0.07)	($0.12)
Diluted	($0.07)	($0.12)
Weighted average Class A common stock outstanding
Basic	46,509,375	41,259,398
Diluted	46,509,375	41,259,398

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 2 - Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except share data)

	March 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$401,046	$418,439
Accounts receivable, net	12,243	17,052
Other receivables	17,101	20,128
Due from related parties	540	625
Inventory	6,464	5,221
Settlement processing assets	303,836	285,705
Other current assets	12,334	14,659
Total current assets	753,564	761,829
Equipment and improvements, net	77,135	83,606
Goodwill, net	375,976	383,108
Intangible assets, net	202,763	217,077
Investment in unconsolidated investees	477	839
Deferred tax assets	231,334	234,749
Operating lease right-of-use assets	34,892	35,124
Investment in equity securities, at fair value	24,921	25,526
Other assets	15,724	15,863
Total assets	$1,716,786	$1,757,721

Liabilities and Shareholders' Equity (Deficit)
Current liabilities:
Settlement lines of credit	$10,266	$13,718
Current portion of long-term debt	4,628	4,628
Accounts payable	5,655	9,482
Accrued expenses	97,958	113,127
Settlement processing obligations	455,722	446,344
Current portion of operating lease liabilities, inclusive of related party liability of $1.2 million and $1.1 million at March 31, 2021 and December 31, 2020, respectively	6,822	6,614
Due to related parties	3,391	5,124
Total current liabilities	584,442	599,037
Long-term debt, net of current portion	578,161	579,162
Due to related parties	185	185
Deferred tax liabilities	14,799	13,957
Tax receivable agreement obligations, inclusive of related party liability of $165.2 million and $164.3 million at March 31, 2021 and December 31, 2020, respectively	174,871	173,890
ISO reserves	2,854	2,942
Operating lease liabilities, net of current portion, inclusive of related party liability of $2.0 million and $2.2 million at March 31, 2021 and December 31, 2020, respectively	30,326	30,968
Other long-term liabilities	6,479	7,047
Total liabilities	1,392,117	1,407,188
Commitments and contingencies
Redeemable non-controlling interests	1,044,814	1,055,633
Redeemable preferred stock (par value, $0.0001 per share), Authorized, Issued and Outstanding – 152,250 shares at March 31, 2021 and December 31, 2020. Liquidation preference: $160,999 and $158,647 at March 31, 2021 and December 31, 2020, respectively	156,500	154,118
Shareholders' equity (deficit):
Class A common stock (par value $0.0001), Authorized - 200,000,000 shares, Issued and Outstanding - 46,844,184 and 46,401,607 shares at March 31, 2021 and December 31, 2020, respectively	5	5
Class B common stock (par value $0.0001), Authorized - 40,000,000 shares, Issued and Outstanding - 32,163,538 and 32,163,538 shares at March 31, 2021 and December 31, 2020	3	3
Class C common stock (par value $0.0001), Authorized - 4,000,000 shares, Issued and Outstanding - 1,638,425 and 1,720,425 shares at March 31, 2021 and December 31, 2020, respectively	-	-
Class D common stock (par value $0.0001), Authorized - 32,000,000 shares, Issued and Outstanding - 2,315,870 and 2,390,870 shares at March 31, 2021 and December 31, 2020, respectively	-	-
Additional paid-in capital	-	-
Accumulated deficit attributable to Class A common stock	(687,734)	(675,209)
Accumulated other comprehensive (loss) income	(9,068)	1,045
Total EVO Payments, Inc. shareholders' deficit	(696,794)	(674,156)
Nonredeemable non-controlling interests	(179,851)	(185,062)
Total deficit	(876,645)	(859,218)
Total liabilities, redeemable non-controlling interests, redeemable
preferred stock, and shareholders' deficit	$1,716,786	$1,757,721

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 3 - Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(2,823)	$(13,570)
Adjustments to reconcile net loss to net cash provided by
(used in) operating activities:
Depreciation and amortization	20,926	21,424
Unrealized loss on equity securities	240	-
Amortization of deferred financing costs	669	669
Share-based compensation expense	5,798	3,585
Accrued interest expense	4	(4,116)
Deferred taxes, net	5,150	(4,833)
Other	(615)	(53)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	4,416	3,615
Other receivables	2,416	5,307
Inventory	(1,428)	(1,939)
Other current assets	1,947	(1,699)
Operating lease right-of-use assets	1,641	1,807
Other assets	(218)	(436)
Related parties, net	(1,319)	(1,831)
Accounts payable	377	466
Accrued expenses	(11,973)	(3,948)
Settlement processing funds, net	(7,052)	(29,222)
Operating lease liabilities	(1,740)	(1,822)
Other	1,299	(65)
Net cash provided by (used in) operating activities	17,715	(26,661)
Cash flows from investing activities:
Purchase of equipment and improvements	(10,861)	(5,167)
Acquisition of intangible assets	(2,104)	(1,702)
Collections of notes receivable	13	12
Net cash used in investing activities	(12,952)	(6,857)
Cash flows from financing activities:
Proceeds from long-term debt	2,804	176,747
Repayments of long-term debt	(7,718)	(176,420)
Contingent consideration paid	(179)	(781)
Repurchases of shares to satisfy minimum tax withholding	(2,383)	(339)
Proceeds from exercise of common stock options	2,813	17
Distributions to non-controlling interest holders	(8,661)	(63)
Contribution from non-controlling interest holders	488	-
Net cash used in financing activities	(12,836)	(839)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(9,216)	(12,635)
Net decrease in cash, cash equivalents, and restricted cash	(17,289)	(46,992)
Cash, cash equivalents, and restricted cash, beginning of period	418,539	304,089
Cash, cash equivalents, and restricted cash, end of period	$401,250	$257,097
The presentation of cash flows from operating activities for the three months ended March 31, 2020 was revised from the amounts previously reported to conform with the presentation of cash flows from operating activities for the three months ended March 31, 2021.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 4 - Reconciliation of GAAP to Non-GAAP measures

(in thousands)

	Three Months Ended March 31,
	2021	2020	% change

Revenue	$106,180	$111,169	(4%)
Currency impact[1]	-	2,125	NM
Currency-neutral revenue	$106,180	$113,294	(6%)

Net loss	$(2,823)	$(13,570)	79%
Net income attributable to non-controlling interests in consolidating entities	(1,068)	(1,039)	(3%)
Income tax expense (benefit)	4,530	(1,580)	NM
Interest expense, net	5,857	9,454	(38%)
Depreciation and amortization	20,926	21,424	(2%)
Loss on investment in equity securities	240	-	NM
Share-based compensation	5,798	3,585	62%
Transition, acquisition and integration costs[2]	266	13,183	(98%)
Adjusted EBITDA	33,727	31,457	7%
Currency impact[1]	-	452	NM
Currency-neutral adjusted EBITDA	$33,727	$31,909	6%
[1]	Represents the impact of currency shifts by adjusting prior year results to current period average foreign exchange rates for the currencies in which EVO conducts operations.
[2]	For the three months ended March 31, 2021, earnings adjustments include $0.3 million of transition, acquisition and integration related costs.
For the three months ended March 31, 2020, earnings adjustments include $2.7 million of employee termination benefits,
$7.8 million of transition, acquisition and integration costs and a $2.7 million adjustment for fx remeasurement losses on intercompany assets and liabilities.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 5 - Segment Information (unaudited)

(dollar amount in thousands, transactions in millions)

	Three months ended March 31,
	2021	% of Segment revenue	Adjustments[1]	2021 Adjusted	2020	% of Segment revenue	Adjustments[2]	Foreign Exchange impact[3]	2020 Adjusted	Adjusted % change
Transactions
Americas	238.1				266.2					(11%)
Europe	607.5				618.0					(2%)
Total	845.5				884.1					(4%)

Segment revenue
Americas	$70,427	66%	$-	$70,427	$70,872	64%	$-	$(595)	$70,277	0%
Europe	35,753	34%	-	35,753	40,297	36%	-	2,720	43,017	(17%)
Revenue	106,180	100%	-	106,180	111,169	100%	-	2,125	113,294	(6%)

Segment profit
Americas	29,976		-	29,976	19,960		4,942	(334)	24,568	22%
Europe	9,126		151	9,277	8,823		5,156	787	14,766	(37%)
Total segment profit	39,102		151	39,253	28,783		10,098	452	39,334	(0%)
Corporate	(5,882)		355	(5,526)	(10,509)		3,085	-	(7,425)	26%
Total	$33,221		$506	$33,727	$18,274		$13,183	$452	$31,909	6%

Segment profit margin - Americas	42.6%			42.6%	28.2%				35.0%
Segment profit margin - Europe	25.5%			25.9%	21.9%				34.3%
Margin - Total	31.3%			31.8%	16.4%				28.2%
[1]	For the three months ended March 31, 2021, the Europe segment profit adjustments include $0.1 million of transition, acquisition and integration credits.
Segment profit also excludes a loss on an investment in equity securities of $0.2 million.
Corporate adjustments include $0.4 million of transition, acquisition, and integration related costs.
[2]	For the three months ended March 31, 2020, the Americas segment profit adjustments include $1.4 million of employee termination benefits, $1.8 million of transition, acquisition an integration costs, and $1.7 million adjustment for fx remeasurement losses on intercompany assets and liabilities.
The Europe adjustments include $1.2 million of employee termination benefits, $3.0 million of transition, acquisition and integration costs and $1.0 million adjustment for fx remeasurement losses on intercompany assets and liabilities.
Corporate adjustments include $3.1 million of transition, acquisition and integration costs.
[3]	Represents the impact of currency shifts by adjusting prior year results to current period average fx rates for the currencies in which EVO conducts operations.
Segment profit and Corporate exclude share-based compensation and therefore is not included in the Adjustments totals.
Segment profit margin is defined as segment profit divided by segment revenue. Total margin includes Corporate expenses.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 6 - Adjusted Net Income (unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2021	2020	% change

Net loss	$(2,823)	$(13,570)	79%
Net income attributable to non-controlling interests in consolidating entities	(1,068)	(1,039)	(3%)
Income tax expense (benefit)	4,530	(1,580)	NM
Loss on investment in equity securities	240	-	NM
Share-based compensation	5,798	3,585	62%
Transition, acquisition and integration costs[1]	266	13,183	(98%)
Acquisition intangible amortization[2]	9,313	10,647	(13%)
Non-GAAP adjusted income before taxes	16,257	11,226	45%
Income taxes at normalized tax rate[3]	(3,674)	(2,537)	(45%)
Adjusted net income	$12,583	$8,689	45%
Adjusted net income per share[4]	$0.13	$0.11	18%
[1]	For the three months ended March 31, 2021, earnings adjustments include $0.3 million of transition, acquisition and integration related costs.
For the three months ended March 31, 2020, earnings adjustments include $2.7 million of employee termination benefits,
$7.8 million of transition, acquisition and integration costs and a $2.7 million adjustment for fx remeasurement losses on intercompany assets and liabilities.
[2]	Represents amortization of intangible assets acquired through business combinations and other merchant portfolio and related asset acquisitions.
[3]	Normalized corporate income tax expense calculated using 22.6% for both periods.
[4]	Reflects pro forma weighted average shares for the period using GAAP weighted average common shares (equal to weighted average Class A common shares) plus weighted average Class B common shares, weighted average Class C common shares, weighted average Class D common shares, weighted average preferred shares including paid-in-kind dividends, and dilutive equity awards measured under the treasury stock method.
	Three Months Ended March 31,
(share count in millions)	2021	2020
Class A (GAAP weighted average common stock)	46.5	41.3
Class B	32.2	34.2
Class C	1.7	2.3
Class D	2.4	4.3
Stock options, RSUs, RSAs	1.2	0.6
Preferred shares (if converted)	10.1	0.0
Pro forma weighted average shares	94.1	82.7

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 7 - Net Debt to Adjusted EBITDA Ratio

(in thousands)

	Year Ended	3 Months	3 Months	LTM[1]
	12/31/2020	3/31/2020	3/31/2021	3/31/2021
Net loss	$(4,166)	$(13,570)	$(2,823)	$6,581
Net income attributable to non-controlling interests in consolidating entities	(7,189)	(1,039)	(1,068)	(7,218)
Income tax expense (benefit)	13,122	(1,580)	4,530	19,232
Interest expense, net	28,988	9,454	5,857	25,391
Depreciation and amortization	85,924	21,424	20,926	85,427
(Gain) loss on investment in equity securities	(17,574)	-	240	(17,334)
Share-based compensation	20,664	3,585	5,798	22,877
Transition, acquisition and integration costs	26,832	13,183	266	13,915
Adjusted EBITDA	$146,601	$31,457	$33,727	$148,871

Ratio of Net Debt to LTM Adjusted EBITDA
				3/31/2021
Gross debt				$589,521
Less: available cash[2]				(169,926)
Net debt				$419,595
Leverage Ratio				2.8x
______________________________
[1]	Reflects last twelve months Adjusted EBITDA by taking full year 2020, less three months ended March 31, 2020, plus the three months ended March 31, 2021 period. Amounts may differ due to rounding.
[2]	Available cash includes cash in transit from March 31, 2021 transaction date.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 8 - 2021 Outlook (unaudited)

(in millions)

	2021 Outlook	2020 Actual	% Change

Revenue	$483 to $491	$439	10% - 12%

GAAP Net income / (loss)	$16 to $24	($4)
Adjustments[1]	154 to 152	151
Adjusted EBITDA	$170 to $176	$147	16% - 20%
Adjusted EBITDA margin	35.4% to 35.9%	33.4%	200 bps to 250 bps
[1] Represents an estimated range of adjustments to reconcile GAAP net income (loss) to adjusted EBITDA, a non-GAAP measure.
These adjustments include a) net income attributable to non-controlling interests in consolidating entities, b) income tax expense,
c) net interest expense, d) depreciation and amortization, e) gain / (loss) on investment in equity securities, f) share-based compensation, and g) costs related to transition, acquisition or integration activities. Differences may exist due to rounding.
Estimates of these adjustments used in the forward-looking measure are subject to variability, complexity and limited visibility of these items.

Contacts

EVO Payments, Inc.
Sarah Jane Perry
Investor Relations & Corporate Communications Manager
770-709-7365
investor.relations@evopayments.com